
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE MARCH
31, 1998 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF TRAVELERS GROUP INC. AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                           3,943
<SECURITIES>                                   304,659<F1>
<RECEIVABLES>                                   60,142<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 408,475
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         51,287<F4>
<PREFERRED-MANDATORY>                            3,125
<PREFERRED>                                      1,450
<COMMON>                                            12
<OTHER-SE>                                      20,151<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   408,475
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                10,368
<CGS>                                                0<F3>
<TOTAL-COSTS>                                    8,608
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                    87<F6>
<INTEREST-EXPENSE>                               3,177<F6>
<INCOME-PRETAX>                                  1,760
<INCOME-TAX>                                       609
<INCOME-CONTINUING>                              1,093
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                     1,093
<EPS-PRIMARY>                                     0.95
<EPS-DILUTED>                                     0.91<F3>

<F1>Includes the following items from the financial statements: total investments
$64,156; securities borrowed or purchased under agreements to resell $115,936;
and trading securities and commodities owned, at market value $124,567.
<F2>Includes the following items from the financial statements: brokerage receivables $41,303; net consumer finance receivables $11,144 and other receivables $7,695.
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: investment banking and brokerage borrowings $18,195; short-term borrowings $3,804 and long-term debt $29,288.
<F5>Includes the following items from the financial statements: additional paid-in capital $5,872; retained earnings $16,369; treasury stock $(2,630); accumulated other changes in equity from nonowner sources $1,115 and unearned compensation $(575).
<F6>Included in total costs and expenses applicable to sales and revenues.

